Exhibit 99.1

FOR IMMEDIATE RELEASE

For additional information, contact:

Jim Kasim

Chief Financial Officer

Pacific Office Properties Trust, Inc.

233 Wilshire Boulevard, Suite 830

Santa Monica, CA 90401

(310) 395-2083

PACIFIC OFFICE PROPERTIES ANNOUNCES

THIRD QUARTER 2008 FINANCIAL RESULTS

Los Angeles, November 6, 2008 – Pacific Office Properties Trust, Inc. (AMEX:PCE), a West Coast office REIT, today announced its financial results for the three months ended September 30, 2008. This marks the Company’s second complete fiscal quarter since it completed its formation transactions on March 19, 2008, in which it acquired The Shidler Group’s Western U.S. office building portfolio. The Company also announced financial and portfolio highlights as well as recent corporate milestones.

Financial Highlights

•	No debt maturities in 2008 or 2009 and only $66.0 million of debt maturities in 2010

•	New $40 million revolving credit facility completed in August 2008

•	Substantially all mortgage debt is fixed rate

Portfolio Highlights

•	Steady leasing activity results in total portfolio remaining 84% leased at September 30, 2008

•	117,000 square feet of new and renewal leases signed during the three months ended September 30, 2008

•	80% of rental revenues derived from some of the strongest office markets in the U.S.

Approximately 60% of the Company’s investment in real property is in properties located in Honolulu, with 70% of the Company’s net operating income for the three months ended September 30, 2008 being derived from this market. Honolulu is currently ranked the second healthiest office market in the United States according to a published report by Merrill Lynch Research, and has a vacancy rate of only 8.3% and virtually no new office development under construction, according to a published report by Colliers Monroe Friedlander.

Third Quarter 2008 Financial and Operating Results

The Company reported a net loss for the three months ended September 30, 2008 of $1.19 million, or ($0.39) per diluted share.

The Company also reported Funds from Operations (FFO) for that same period of $1.061 million, or $0.06 per diluted share/common unit.

The historical financial position and results of operations of the Company’s deemed accounting predecessor prior to the formation transactions do not include the account balances and transactions of certain entities, which are now a part of the Company. For this and other reasons, the Company believes the financial position and results of operations of the deemed accounting predecessor are not directly comparable to that of the Company. Accordingly, the financial position and results of operations of the Company’s deemed accounting predecessor has not been presented herein.

Recent Corporate Milestones

•

As of September 30, 2008, the Company’s total market capitalization exceeded $753 million. This includes approximately $421 million in consolidated debt and approximately $332 million in equity on a fully-diluted basis, based on our closing price on the American Stock Exchange on September 30, 2008;

•

During the three months ended September 30, 2008, the Company acquired a managing ownership interest in a $195 million joint venture consisting of 15 office and flex buildings located in Los Angeles, Orange County, and San Diego, which have in the aggregate over one million leasable square feet. The joint venture increases Pacific Office’s total portfolio under management by 30% to 4.4 million leasable square feet;

•

As of September 30, 2008, the Company’s property portfolio, including those properties owned in partnership with institutional co-investors, included 23 office properties consisting of 40 office buildings totaling 4.4 million leasable square feet;

•

On August 26, 2008, the Company closed on a revolving credit facility with KeyBank National Association that has a maximum availability of $40 million. The credit facility will be used to fund the Company’s future investments which are expected to be made in partnership with one or more institutional co-investors; and

•

On September 11, 2008, the Board of Directors of the Company declared a cash dividend of $0.05 per share of our common stock for the third quarter 2008, which was paid on October 15, 2008 to shareholders of record on September 30, 2008.

“We are pleased with our leasing efforts during the third quarter, especially given the adverse conditions and challenges recently posed by the capital markets and related economic environment,” said Dallas E. Lucas, President and Chief Executive Officer of Pacific Office Properties Trust, Inc. “Further, we are optimistic about our future prospects, given that 80% of our rental revenue for the three months ended September 30, 2008 was derived from Honolulu and Southern California submarkets, which are some of the strongest office markets in the United States”.

“We are excited about our growth prospects. Our new $40 million revolving credit facility and minimal near-term debt maturities provides us with the financial resources and flexibility to capitalize on attractive acquisition opportunities that are emerging in our target markets,” said Mr. Lucas.

Supplemental Information

Supplemental financial information for the Company’s 2008 third quarter financial results can be accessed on the Company’s website under the Investor Relations section at www.pacificofficeproperties.com.

About Pacific Office Properties Trust, Inc.

Pacific Office Properties Trust, Inc. (www.pacificofficeproperties.com) is a real estate investment trust, which acquires, owns, and operates office properties in the Western U.S., focusing initially on the four high-growth markets of Honolulu, San Diego, Los Angeles, and Phoenix. The Company is externally managed by Pacific Office Management, Inc., an affiliate of The Shidler Group, and an entity owned by the Company’s founders.

The Company’s strategy is to acquire, with institutional co-investors, value-added office buildings whose potential can be maximized through improvements, repositioning, and superior leasing and management. The Company continues The Shidler Group’s highly successful institutional joint-venture operations, which focus on acquiring opportunistic and value-added commercial real estate in partnership with institutional co-investors.

About The Shidler Group

The Shidler Group (www.shidler.com) is a private long-term investor in commercial real estate. Over the past 30 years, through its private and public affiliates, it has acquired, owned and managed more than 2,000 properties containing over 150 million square feet of leasable area. In addition to the formation of Pacific Office Properties Trust, Inc., The Shidler Group has founded three other publicly traded real estate investment trusts – Corporate Office Properties Trust (NYSE: OFC), First Industrial Realty Trust (NYSE: FR), and TriNet Corporate Realty Trust (formerly, NYSE: TRI, now part of iStar Financial (NYSE: SFI)).

Certain Information About Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with those safe harbor provisions. Forward-looking statements are not historical information and are based on current expectations and involve risks and uncertainties. Without limiting the generality of the foregoing, words such as “should,” “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” or “continue,” or the negative or other variations thereof or comparable terminology, are intended to identify forward-looking statements. The risks and uncertainties inherent in such statements may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements. Important factors that may cause a difference between projected and actual results for Pacific Office Properties Trust, Inc. are discussed in the Company’s filings from time to time with the SEC. Pacific Office Properties Trust, Inc. and The Shidler Group disclaim any obligation to revise or update any forward-looking statements that may be made from time to time by any of them or on their behalf.

FINANCIAL TABLES FOLLOW

Pacific Office Properties Trust, Inc.

Consolidated Balance Sheet

(unaudited; in thousands, except share data)

September 30, 2008
ASSETS
Investments in real estate, net	$396,814
Cash and cash equivalents	6,158
Restricted cash	5,996
Rents and other receivables	4,343
Intangible assets, net	44,096
Other assets, net	5,254
Goodwill	59,388
Investment in unconsolidated joint ventures	11,847

Total assets	$533,896

LIABILITIES, MINORITY INTERESTS AND STOCKHOLDERS’ EQUITY
Mortgage and other secured loans	$397,112
Unsecured notes payable to related parties	23,776
Accounts payable and other liabilities	14,758
Acquired below market leases, net	12,283

Total liabilities	447,929

Minority interests	81,017

Stockholders’ equity:
Proportionate Voting Preferred Stock	—
Preferred stock, $0.0001 par value, 100,000,000 shares authorized, no shares issued and outstanding at September 30, 2008	—
Common Stock, $0.0001 par value, 200,000,000 shares authorized, 3,031,125 shares issued and outstanding at September 30, 2008	185
Class B Common Stock, $0.0001 par value, 200,000 shares authorized, 100,000 shares issued and outstanding at September 30, 2008	—
Additional paid-in capital	10,495
Retained deficit	(5,730)

Total stockholders’ equity	4,950

Total liabilities, minority interests and stockholders’ equity	$533,896

Pacific Office Properties Trust, Inc.

Consolidated Statement of Operations

(unaudited; in thousands except share and per share data)

For the three months ended September 30, 2008
Revenue:
Rental	$10,899
Tenant reimbursements	5,583
Parking	1,981
Interest and other	136

Total revenue	18,599

Operating Expenses:
Rental property operating	11,067
General and administrative	429
Depreciation and amortization	6,740
Interest	6,769

Total operating expenses	25,005

Loss before equity in net income of unconsolidated joint ventures and minority interests	(6,406)
Equity in net income of unconsolidated joint ventures	185

Loss before minority interests	(6,221)

Minority interests	5,033

Net loss	$(1,188)

Net loss per common share - basic and diluted	$(0.39)

Weighted average number of common shares outstanding - basic and diluted	3,031,125

Pacific Office Properties Trust, Inc.

Funds from Operations

(unaudited; in thousands except share and per share data)

		For the three months ended September 30, 2008
Reconciliation of net loss to FFO:
Net loss		$(1,188)
Add:	Depreciation and amortization of real estate assets	6,740
	Depreciation and amortization of real estate assets - unconsolidated joint ventures	542
	Minority interests in our operating partnership	(5,033)

FFO (1)		$1,061

FFO per share/common unit - basic and diluted		$0.06

Weighted average number of common shares and common share equivalents outstanding for FFO per share/common unit - basic and diluted (2)		17,330,392

Explanation of Notations

(1)	FFO is a widely recognized measure of REIT performance. We calculate FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (as computed in accordance with accounting principles generally accepted in the United States of America, or GAAP), excluding gains (or losses) from dispositions of property, extraordinary items, real estate-related depreciation and amortization (including capitalized leasing expenses, tenant allowances or improvements and excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization, gains (or losses) from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other Equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other Equity REITs’ FFO. As a result, FFO should be considered only as a supplement to net income (loss) as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

(2)	The weighted average number of common shares and common share equivalents outstanding – basic and diluted includes common unit limited partnership interests in our Operating Partnership.

Our outstanding preferred unit interests in our Operating Partnership are convertible into common unit limited partnership interests in our Operating Partnership, but no earlier than the later of March 19, 2010 and the date an underwritten public equity offering of our common stock in an amount equal to or greater than $75 million is consummated, which is a contingent event and not yet probable as of September 30, 2008. These common unit interests will become exchangeable for shares of our common stock one year after such conversion. Our outstanding preferred unit interests at September 30, 2008 represent 32,597,528 common share equivalents, on an as-if converted basis, and any impact related to these outstanding limited preferred interests have not been included in our calculation of diluted earnings per share or FFO per share, including our calculation of the weighted average number of common and common equivalent shares outstanding, in accordance with GAAP. Assuming the full conversion of our outstanding preferred unit interests at September 30, 2008, our FFO per share/unit, on a fully diluted basis, would have been $0.02.

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